Exhibit 99.1

Shake Shack Appoints Christiane Pendarvis to Board of Directors

Growth-oriented retail leader brings more than 25 years of experience at consumer brands

NEW YORK, JUNE 12, 2026 -- Shake Shack Inc. ("Shake Shack" or the "Company") (NYSE: SHAK) today announced the election of retail industry veteran Christiane Pendarvis to its Board of Directors, effective July 2.

Ms. Pendarvis is a seasoned executive with more than 25 years of experience driving growth across direct-to-consumer and omnichannel businesses. She has held leadership roles at both high-growth retail brands and Fortune 500 concepts with a focus on general management and retail merchandising. Ms. Pendarvis has extensive experience with strategic planning, development, digital commerce and retail operations, as well as large-scale technology infrastructure projects.

“We are pleased to welcome Christiane to the Board,” said Founder and Chairman Danny Meyer. “Beyond having a clear alignment with our values and strategic vision, her proven track record of driving profitable growth and building iconic consumer brands - combined with her deep expertise in retail and digital commerce - will be invaluable as we continue to expand Shake Shack and deepen our connection with guests across all channels. I’m confident that Christiane will be an excellent addition to our team.”

Ms. Pendarvis currently serves as Co-CEO of PATTERN Beauty by Tracee Ellis Ross, where she is responsible for all aspects of the business in partnership with the Company’s founder and namesake, actor Tracee Ellis Ross. She previously served as Co-President of Savage X Fenty, where she grew the company significantly, including expanding the brand into new product categories and adding a physical retail channel. Ms. Pendarvis has also served in executive roles with top-tier retail and DTC companies, such as Victoria’s Secret, Aerie, Old Navy, Minted, and FullBeauty Brands.

“Shake Shack is at a significant point in its growth journey, and Christiane’s experience and perspective will be a strong asset to our Board,” said Rob Lynch, CEO of Shake Shack. “She understands how to build brands, connect with consumers and scale with intention, all of which align with our long-term growth plans.”

Ms. Pendarvis currently serves as a Board member for Hootsuite and previously was on the Boards of Hims & Hers and Savage X Fenty. She also serves on the Southern California Public Radio Board of Trustees and the Women of Color Retail Alliance Board. A recognized industry leader, she received Harlem’s Fashion Row’s Corporate Impact Award and the NRF Foundation’s People Shaping Retail’s Future Award in 2025. She was named one of WWD’s Most Inspirational Women Leaders in 2023 and one of its 50 Women in Power in 2022.

“I’m honored to join Shake Shack’s Board of Directors at such an exciting time for the company,” said Ms. Pendarvis. “Shake Shack has earned a unique place in culture by pairing exceptional experiences with a relentless focus on quality, community and hospitality. I’m excited to work alongside the Board and leadership team as they continue to grow the brand, strengthen guest connections, and create long-term value for all stakeholders.”

Ms. Pendarvis earned a bachelor’s degree in economics from Harvard University and an MBA from the Kenan-Flagler Business School at the University of North Carolina.

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements, including statements regarding the Company's Board of Directors and future growth and strategic initiatives, and other statements that are not statements of historical facts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. You should evaluate any forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company's other SEC filings. All of the Company's SEC filings are available online at www.sec.gov, investor.shakeshack.com or upon request from Shake Shack Inc. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Shake Shack

Shake Shack serves elevated versions of American classics using only the best ingredients. It’s known for its delicious made-to-order Angus beef burgers, crispy chicken, hand-spun milkshakes, house-made lemonades, beer, wine, and more. With its high-quality food at a great value, warm hospitality, and a commitment to crafting uplifting experiences, Shake Shack quickly became a cult-brand with widespread appeal. Shake Shack’s purpose is to Stand For Something Good®, from its premium ingredients and employee development to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to over 695 locations system-wide, including over 450 in 35 U.S. States and the District of Columbia, and over 245 international locations across London, Hong Kong, Shanghai, Singapore, Mexico City, Istanbul, Dubai, Tokyo, Seoul and more.

Skip the line with the Shack App, a mobile ordering app that lets you save time by ordering ahead! Guests can select their location, pick their food, choose a pickup time and their meal will be cooked-to-order and timed to arrival. Available on iOS and Android.

Learn more: shakeshack.com | IG: @shakeshack | X: @shakeshack | facebook.com/shakeshack

Media:

Meg Davis, Shake Shack

mcastranova@shakeshack.com

Investor Relations:

Alison Sternberg, Shake Shack

Head of Investor Relations

(844) SHACK-04 (844-742-2504)

investor@shakeshack.com